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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 14, 2001

     Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation


                                           By:      /s/ Edward F. Glassmeyer
                                                    ------------------------
                                                    Edward F. Glassmeyer, as
                                                    General Partner or
                                                    Managing Member or as
                                                    Attorney-in-fact for the
                                                    above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                           By:      /s/ Edward F. Glassmeyer
                                                    ------------------------
                                                    Edward F. Glassmeyer,
                                                    Individually and as
                                                    Attorney-in-fact for the
                                                    above-listed individuals